Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Jaguar Health, Inc.

San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated April 10, 2019, relating to the consolidated financial statements of Jaguar Health, Inc. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Jose, California

July 18, 2019